UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 10, 2017

BARINGTON/HILCO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36832	47-1455824
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

888 Seventh Avenue, 17th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 974-5710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 10, 2017, Barington/Hilco Acquisition Corp. (the “Company” or “BHAC”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional six months, from February 11, 2017 to August 11, 2017 (the “Extended Termination Date”); (ii) the election of James A. Mitarotonda, Jared L. Landaw, Jeffrey B. Hecktman, Robert Mettler, Frank R. Mori and Jeffrey D. Nuechterlein as directors, to hold office until the annual meeting of stockholders in 2018, or until their successors are elected and qualified (the “Director Election Proposal”); and (iii) the ratification of the Company’s audit committee’s selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Auditor Proposal”). The affirmative vote of a majority of the outstanding shares of the Company’s common stock was required to approve the Charter Amendment. The affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the special meeting was required to approve each of the Director Election Proposal and the Auditor Proposal.

The number of shares of common stock presented for redemption in connection with the Charter Amendment was 911,200. In the proxy statement for the Meeting, the Company’s insiders announced that they, or their affiliates, would deposit into the Company’s trust account $0.025 for each public share that is not converted in connection with the stockholder vote to approve the Extension, for each 30-day period, or portion thereof, that is needed by the Company to complete its initial business combination from February 11, 2017 until the Extended Termination Date (the “Contribution”). Each Contribution will be deposited in the trust account established in connection with BHAC’s initial public offering at the beginning of such 30-day period (or portion thereof). Accordingly, if BHAC takes the full time through the Extended Termination Date to complete the initial business combination, the conversion amount per share at the meeting for such business combination or BHAC’s subsequent liquidation will be approximately $10.38 per share, in comparison to the current conversion amount of $10.23 per share (not taking into account the pending redemptions).

Set forth below are the final voting results for each of the proposals:

Charter Amendment

The Charter Amendment was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against
4,964,188	373,700

Director Election Proposal

The Director Election Proposal was approved. The voting results of the shares of the Company’s common stock were as follows for each of the six nominees:

For	Against	Abstentions
5,046,736	---	291,152

Auditor Proposal

The Auditor Proposal was approved. The voting results of the shares of the Company’s common stock were as follows:

For	Against	Abstentions
5,127,888	---	210,000

Item 8.01. Other Events.

On February 15, 2017, the Company issued a press release announcing approval of the Extension. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1, dated February 10, 2017, to the Amended and Restated Certificate of Incorporation of Barington/Hilco Acquisition Corp.

99.1	Press release, dated February 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2017

BARINGTON/HILCO ACQUISITION CORP.

By	/s/ Jared L. Landaw Name: Jared L. Landaw
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 1, dated February 10, 2017, to the Amended and Restated Certificate of Incorporation of Barington/Hilco Acquisition Corp.

99.1	Press release dated February 15, 2017.